Exhibit 99.1

Mustang Bio Reports First Quarter 2018 Financial Results

New York, NY – May 14, 2018 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a Fortress Biotech (NASDAQ: FBIO) Company focused on the development of novel immunotherapies based on proprietary chimeric antigen receptor engineered T cell (CAR-T) technology, today announced financial results for the first quarter ended March 31, 2018.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “In the first quarter of 2018, Mustang continued to execute on our strategy of developing a portfolio of differentiated CAR-T therapies for patients with aggressive forms of cancer. We are pleased to report significant progress on the build-out of our proprietary CAR-T cell processing facility at UMass Medicine Science Park in Worcester, Mass., which is on track to be fully operational and ready to process cells by the end of the year. We are also transitioning two preclinical CAR-T programs at City of Hope into the clinic in 2018, and plan to file our first Investigational New Drug Application during the fourth quarter. In March, we were delighted to announce the promotion of Sadik Kassim, Ph.D., to Chief Scientific Officer, and Knut Niss, Ph.D., to Chief Technology Officer, and look forward to continuing to work together to innovate in cell processing and to explore opportunities to leverage best-in-class science to strengthen our CAR-T pipeline. To this end, we will expand our internal research capabilities and plan to hire a team of scientists that will be fully dedicated to preclinical and translational research efforts.”

Financial Results:

•	As of March 31, 2018, Mustang’s consolidated cash, cash equivalents, short-term investments (certificates of deposit) and restricted cash totaled $55.3 million, compared to $61.5 million as of December 31, 2017, a decrease of $6.2 million for the quarter.
•	Research and development expenses were $4.3 million for the first quarter of 2018, compared to $0.7 million for the first quarter of 2017. Non-cash, stock-based compensation expenses included in research and development were $1.5 million for first quarter of 2018, compared to $0 million for the first quarter of 2017.
•	Research and development expenses from license acquisitions totaled $0.1 million for the first quarter of 2018, compared to $0.6 million for the first quarter of 2017.
•	General and administrative expenses were $2.1 million for the first quarter of 2018, compared to $2.0 million for the first quarter of 2017. Non-cash, stock-based compensation expenses included in general and administrative expenses were $0.5 million for the first quarter of 2018, compared to $1.2 million for the first quarter of 2017.
•	Net loss attributable to common stockholders was $6.3 million, or $0.24 per share, for the first quarter of 2018, compared to $3.2 million, or $0.14 per share, for the first quarter of 2017.

About Mustang Bio

Mustang Bio, Inc. (“Mustang”), a Fortress Biotech Company, is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to leverage the patient’s own immune system to eliminate cancer cells. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with the City of Hope National Medical Center and the Fred Hutchinson Cancer Research Center to develop proprietary chimeric antigen receptor (“CAR”) engineered T cell (“CAR-T”) therapies across many cancers, and with Harvard Medical School’s Beth Israel Deaconess Medical Center and the Harvard Stem Cell Institute for the development of CRISPR/Cas9-enhanced CAR-T therapies in hematologic malignancies and solid tumors. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. For more information, visit www.mustangbio.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contact:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations Contact:

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com

MUSTANG BIO, INC.

Condensed Balance Sheets

($ in thousands, except for share and per share amounts)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,755	$34,975
Short-term investments (certificates of deposit)	37,002	26,002
Interest receivable on short-term investments (certificates of deposit)	203	106
Prepaid expenses	666	278
Total current assets	55,626	61,361

Property, plant and equipment, net	133	140
Fixed assets - construction in process	4,237	1,241
Restricted cash	500	500
Other assets	594	251
Total Assets	$61,090	$63,493

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$5,007	$3,474
Payables and accrued expenses - related party	316	137
Total Current Liabilities	5,323	3,611

Deferred Rent Payable	125	50
Total Liabilities	5,448	3,661

Commitments and Contingencies

Stockholders' Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of March 31, 2018 and December 31, 2017	-	-
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 1,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	-	-
Common shares, 26,101,554 and 25,236,255 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	3	3
Common stock issuable, 0 and 834,756 shares as of March 31, 2018 and December 31, 2017, respectively	-	9,558
Additional paid-in capital	110,328	98,679
Accumulated deficit	(54,689)	(48,408)
Total Stockholders’ Equity	55,642	59,832
Total Liabilities and Stockholders’ Equity	$61,090	$63,493

MUSTANG BIO, INC.

Condensed Statements of Operations

($ in thousands, except for share and per share amounts)

(Unaudited)

	For the three months ended March 31,
	2018	2017
Revenue - related party	$50	$-

Operating expenses:
Research and development	4,292	706
Research and development - licenses acquired	75	575
General and administrative	2,110	2,025
Total operating expenses	6,477	3,306
Loss from operations	(6,427)	(3,306)

Other income (expense)
Interest income	146	90
Interest expense - related party	-	(2)
Total other income (expense)	146	88
Net Loss	$(6,281)	$(3,218)

Net loss per common share outstanding, basic and diluted	$(0.24)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	26,387,445	22,401,000